For Immediate Release	Contact: Media Inquiries Karen Cutler (215)238-4063 Cutler-Karen@aramark.com Investor Inquiries Ian Bailey (215)409-7287 Bailey-Ian@aramark.com

Aramark Announces Strong First Quarter 2014 Results
Solid Organic Sales Growth with Double-Digit Adjusted Operating Income Increase

Philadelphia, February 5, 2014 - Aramark Holdings Corporation (NYSE:ARMK), today reported strong first quarter 2014 results.

KEY FIRST QUARTER HIGHLIGHTS

•	Sales of $3.8 billion, with organic growth of 7%;

•	Adjusted operating income of $259.6 million up 18%, operating income of $157.2 million;

•	Adjusted net income of $111.9 million, net income of $44.9 million;

•	Adjusted earnings per share of $0.52, earnings per share of $0.21;

•	Regular quarterly dividend declared.

FIRST QUARTER RESULTS
First quarter 2014 sales were $3.8 billion versus $3.5 billion in the first quarter of 2013, with organic growth of 7%. Adjusted operating income was $259.6 million, versus $220.6 million in the first quarter of last year, an increase of 18%. In the first quarter of 2013, the company estimates that sales were reduced by approximately 2% and adjusted operating income was reduced by approximately 6% as a result of the NHL lockout and Hurricane Sandy, serving to boost the 2014 growth rates.

Adjusted net income for the quarter was $111.9 million or $0.52 per share, versus adjusted net income of $70.6 million or $0.34 per share in the first quarter of 2013. In the first quarter of 2013, the company estimates that adjusted net income was reduced by approximately $6.0 million, or $0.03 per share as a result of the NHL lockout and Hurricane Sandy.

On an as reported basis for the quarter, operating income was $157.2 million, net income was $44.9 million and earnings per share were $0.21. A reconciliation of adjusted financial measures to reported financial measures is presented below. See “Non-GAAP Measures.”

“The momentum in our business continues and we delivered strong first quarter results,” commented Eric J. Foss, president and chief executive officer. “We continue to win new business and achieve high client retention rates, which drove broad-based topline growth across our segments and geographies. At the same time, our productivity programs and repeatable business model are driving margin and profit improvement. The growth potential in our business is significant and we are confident in our ability to drive long-term shareholder value through the effective execution of our strategy.”

SEGMENT RESULTS

Food and Support Services - North America

Sales in the Food and Support Services - North America segment were $2.6 billion, up 7% on both a reported and an organic basis. Adjusted operating income for the segment was up 16% in the quarter (up 15% on a reported basis). In the first quarter of 2013, the NHL lockout and Hurricane Sandy were estimated to have reduced North America sales by about 2% and adjusted operating income by approximately 6%. Sales growth was particularly solid in both the Education and Sports, Leisure and Corrections sectors as a result of higher new business. Profit growth was driven by the company’s various productivity initiatives.

Food and Support Services - International
Sales in the Food and Support Services - International segment were $775.6 million, a 7% increase on both a reported and an organic basis, led by continued double digit growth in the company’s emerging market geographies and positive growth in Europe. Adjusted operating income for the segment was up 23% in the quarter (up 41% on a reported basis) as the segment benefited from efforts to streamline food, labor and above-unit costs.

Uniform and Career Apparel
Sales in the Uniform and Career Apparel segment were $367.1 million, a 4% increase on both a reported and an organic basis. Adjusted operating income for the segment was up 17% in the quarter (up 30% on a reported basis) from a combination of sales growth and merchandise and labor cost initiatives. Hurricane Sandy was estimated to have reduced prior year adjusted operating income by about 2%.

Declaration of Dividend
On February 4, 2014, the company’s Board of Directors declared a 7.5 cent dividend per share of common stock, payable on March 11, 2014, to shareholders of record at the close of business February 18, 2014.

LIQUIDITY & CAPITAL STRUCTURE
In December 2013, the company completed its initial public offering and listing on the New York Stock Exchange, including a primary offering of 28 million shares that yielded net proceeds of approximately $524 million, which the company used to repay outstanding debt. As of December 27, 2013, total debt had been reduced to $5.6 billion and the company’s total debt to adjusted EBITDA ratio had been reduced to 4.7x, from 5.6x as of December 2012. The fiscal year end September 2013 ratio pro forma for the equity offering was 4.5x, with the increase in the first quarter of 2014 resulting from normal seasonal increases in working capital. Liquidity remains strong, and as of quarter end the company had approximately $400 million of available borrowing capacity on its $605 million revolving credit facility. Subsequent to the initial public offering, Aramark received a two level ratings upgrade from S&P to its corporate debt rating.

OUTLOOK
The company’s outlook for the year remains unchanged and is consistent with the framework that was communicated in conjunction with the initial public offering:

•	Organic sales growth is expected between 3% and 5% on a 52-week basis;

•	Adjusted operating income in Q2 and subsequent quarters is expected to grow in the mid to high single digits; and,

•
Adjusted earnings per share are expected to be between $1.30 and $1.40 when reflecting the impact of a 53rd reporting week and utilizing a projected estimate of 236 million diluted shares at the end of fiscal 2014.

CONFERENCE CALL SCHEDULED
The company has scheduled a conference call at 10 a.m. Eastern Standard Time today to discuss its earnings. This call can be heard, either live or on a delayed basis, on the company's web site, www.aramark.com on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) is in the customer service business across food, facilities and uniforms, wherever people work, learn, recover, and play. United by a passion to serve, our more than 270,000 employees deliver experiences that enrich and nourish the lives of millions of people in 22 countries around the world every day. Aramark is recognized among the Most Admired Companies by FORTUNE and the World’s Most Ethical Companies by the Ethisphere Institute. Learn more at www.aramark.com or connect with us on Facebook and Twitter.

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Selected Operational and Financial Metrics

Adjusted Sales (Organic)
Management believes that presentation of sales growth, adjusted to eliminate the effects of acquisitions & divestitures and the impact of currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

Adjusted Operating Income
Adjusted operating income, represents operating income adjusted to eliminate the increased amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction in 2007 (the "Transaction"); the impact of the change in fair value related to the gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of acquisitions & divestitures and the impact of currency translation and other items impacting comparability.

Adjusted EBITDA
Adjusted EBITDA represents Adjusted Operating Income further adjusted to exclude the impact of all other depreciation and amortization expense.

Adjusted Net Income
Adjusted Net Income represents net income adjusted to eliminate the impact from discontinued operations; the increased amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the 2007 Transaction; the impact of changes in the fair value related to the gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of acquisitions & divestitures and the impact of currency translation and other items impacting comparability, less the tax impact of these adjustments. Management believes that presentation of net income as adjusted is useful information to investors because we use such information when evaluating net income to better evaluate the underlying operating performance of the company.
We use Adjusted Sales, Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income as supplemental measures of our operating profitability and to operate and control our cash operating costs to evaluate our performance. These financial metrics are not measurements of financial performance under generally accepted accounting principles in the United States, or U.S. GAAP. We believe the presentation of these metrics is appropriate to provide additional information to investors about our operating performance. Our presentation of these metrics has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. You should not consider these measures as alternatives to net income or operating income, determined in accordance with U.S. GAAP. Adjusted Sales, Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income, as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months	Three Months
	Ended	Ended
	December 27, 2013	December 28, 2012

Sales	$ 3,763,081	$ 3,535,915

Costs and Expenses:
Cost of services provided	3,354,819	3,171,540
Depreciation and amortization	136,824	133,400
Selling and general corporate expenses	114,216	55,656
	3,605,859	3,360,596
Operating income	157,222	175,319
Interest and other financing costs, net	83,353	113,351
Income before income taxes	73,869	61,968
Provision for income taxes	28,953	18,776
Net income	44,916	43,192
Less: Net income attributable to noncontrolling interests	154	378
Net income attributable to ARAMARK Holdings stockholders	$ 44,762	$ 42,814

Earnings per share attributable to ARAMARK Holdings stockholders:
Basic	$ 0.22	$ 0.21
Diluted	$ 0.21	$ 0.20

Weighted Average Shares Outstanding:
Basic	206,462	201,991
Diluted	215,294	209,107

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	December 27, 2013	September 27, 2013
Assets

Current Assets:
Cash and cash equivalents	$ 115,598	$ 110,998
Receivables	1,504,479	1,405,843
Inventories	532,943	541,972
Prepayments and other current assets	183,549	228,352
Total current assets	2,336,569	2,287,165
Property and Equipment, net	967,350	977,323
Goodwill	4,615,082	4,619,987
Other Intangible Assets	1,363,219	1,408,764
Other Assets	967,116	973,867
	$ 10,249,336	$ 10,267,106

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$ 88,786	$ 65,841
Accounts payable	760,284	888,969
Accrued expenses and other current liabilities	1,139,678	1,434,443
Total current liabilities	1,988,748	2,389,253
Long-Term Borrowings	5,555,929	5,758,229
Other Liabilities	1,011,182	1,047,002
Common Stock Subject to Repurchase and Other	10,146	168,915
Total Stockholders' Equity	1,683,331	903,707
	$ 10,249,336	$10,267,106

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Three Months	Three Months
	Ended	Ended
	December 27, 2013	December 28, 2012

Cash flows from operating activities:
Net income	$44,916	$43,192
Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation and amortization	136,824	133,400
Income taxes deferred	(21,162)	(18,460)
Share-based compensation expense	45,398	4,027
Changes in noncash working capital	(493,545)	(386,109)
Other operating activities	6,311	25,011
Net cash used in operating activities	(281,258)	(198,939)

Cash flows from investing activities:
Net purchases of property and equipment,
and client contract investments and other	(76,931)	(71,199)
Acquisitions, divestitures, and other investing activities	18,102	(7,522)
Net cash used in investing activities	(58,829)	(78,721)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	(179,565)	304,737
Net change in funding under the Receivables Facility	—	36,200
Proceeds from initial public offering, net	524,081	—
Proceeds from issuance of common stock	1,837	3,246
Distribution in connection with spin-off of Seamless Holdings	—	(47,352)
Repurchase of common stock	(629)	(15,573)
Other financing activities	(1,037)	(11,393)
Net cash provided by financing activities	344,687	269,865
Increase (decrease) in cash and cash equivalents	4,600	(7,795)
Cash and cash equivalents, beginning of period	110,998	136,748
Cash and cash equivalents, end of period	$115,598	$128,953

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	December 27, 2013
	FSS North America	FSS International	Uniform	Corporate	ARAMARK Holdings Corporation
Sales (as reported)	$2,620,351	$775,575	$367,155		$3,763,081
Operating Income (as reported)	$163,134	$27,072	$40,295	$(73,279)	$157,222
Operating Income Margin (as reported)	6.2%	3.5%	11.0%		4.2%

Sales (as reported)	$2,620,351	$775,575	$367,155		$3,763,081
Effect of Currency Translation	—	—	—		—
Effect of Acquisitions & Divestitures	(5,032)	—	—		(5,032)
Adjusted Sales (Organic)	$2,615,319	$775,575	$367,155		$3,758,049

Operating Income (as reported)	$163,134	$27,072	$40,295	$(73,279)	$157,222
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	30,768	1,772	6,976	—	39,516
Share-Based Compensation	—	—	—	8,513	8,513
Effect of Currency Translation				—	—
Severance and Other Charges	—	—	—	5,038	5,038
Effect of Acquisitions & Divestitures	(143)	—	—	—	(143)
Branding	—	—	—	5,176	5,176
Initial Public Offering-Related Expenses, including share-based compensation	—	—	—	41,857	41,857
Gains, Losses & Settlements impacting comparability	3,667	—	(923)	(329)	2,415
Adjusted Operating Income	$197,426	$28,844	$46,348	$(13,024)	$259,594

Adjusted Operating Income Margin	7.5%	3.7%	12.6%		6.9%

	Three Months Ended
	December 28, 2012
	FSS North America	FSS International	Uniform	Corporate	ARAMARK Holdings Corporation
Sales (as reported)	$2,457,584	$724,897	$353,434		$3,535,915
Operating Income (as reported)	$141,551	$19,210	$31,096	$(16,538)	$175,319
Operating Income Margin (as reported)	5.8%	2.7%	8.8%		5.0%

Sales (as reported)	$2,457,584	$724,897	$353,434		$3,535,915
Effect of Currency Translation	(14,521)	(1,353)	—		(15,874)
Effect of Acquisitions & Divestitures	(8,451)	—	—		(8,451)
Adjusted Sales (Organic)	$2,434,612	$723,544	$353,434		$3,511,590

Operating Income (as reported)	$141,551	$19,210	$31,096	$(16,538)	$175,319
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	29,593	2,497	6,721		38,811
Share-Based Compensation	—	—	—	4,027	4,027
Effect of Currency Translation	(1,351)	(737)	—	—	(2,088)
Severance and Other Charges	—	2,400	3,580	—	5,980
Effect of Acquisitions & Divestitures	(36)	—	—	—	(36)
Gains, Losses & Settlements impacting comparability	—	—	(1,693)	231	(1,462)
Adjusted Operating Income	$169,757	$23,370	$39,704	$(12,280)	$220,551

Adjusted Operating Income Margin	7.0%	3.2%	11.2%		6.3%

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME, ADJUSTED NET INCOME, ADJUSTED EBITDA & ADJUSTED EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months	Three Months
	Ended	Ended
	December 27, 2013	December 28, 2012

Net Income (as reported)	$ 44,916	$ 43,192
Adjustment:
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	39,516	38,811
Share-Based Compensation	8,513	4,027
Effect of Currency Translation	—	(2,088)
Severance and Other Charges	5,038	5,980
Effect of Acquisitions & Divestitures	(143)	(36)
Branding	5,176	—
Initial Public Offering-Related Expenses, including share-based compensation	41,857	—
Gains, Losses & Settlements impacting comparability	2,415	(1,462)
Tax Impact of Adjustments to Adjusted Net Income	(35,432)	(17,867)
Adjusted Net Income	$ 111,856	$ 70,557
Adjustment:
Tax Impact of Adjustments to Adjusted Net Income	35,432	17,867
Provision for Income Taxes	28,953	18,776
Interest and Other Financing Charges, net	83,353	113,351
Adjusted Operating Income	$ 259,594	$ 220,551
Adjustment:
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	(39,516)	(38,811)
Depreciation and Amortization	136,824	133,400
Adjusted EBITDA	$ 356,902	$ 315,140

Adjusted Earnings Per Share
Adjusted Net Income	$ 111,856	$ 70,557
Diluted Weighted Average Shares Outstanding	215,294	209,107
	$ 0.52	$ 0.34

ARAMARK HOLDINGS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
DEBT TO ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months	Twelve Months
	Ended	Ended
	December 27, 2013	December 28, 2012

Net Income	$ 72,090	$ 119,542
Adjustment:
Loss from Discontinued Operations, net of tax	1,030	—
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	156,148	153,426
Share-Based Compensation	23,903	13,828
Effect of Currency Translation	(1,073)	(2,088)
Severance and Other Charges	113,490	8,980
Effect of Acquisitions & Divestitures	(6,457)	(58)
Branding	5,176	—
Initial Public Offering-Related Expenses, including share-based compensation	41,857	—
Gains, Losses & Settlements impacting comparability	(6,374)	(8,186)
Tax Impact of Adjustments to Adjusted Net Income	(119,409)	(65,531)
Adjusted Net Income	$ 280,381	$ 219,913
Adjustment:
Tax Impact of Adjustments to Adjusted Net Income	119,409	65,531
Provision for Income Taxes	29,410	23,054
Interest and Other Financing Charges, net	393,847	447,622
Adjusted Operating Income	$ 823,047	$ 756,120
Adjustment:
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	(156,148)	(153,426)
Depreciation and Amortization	545,560	530,747
Adjusted EBITDA	$ 1,212,459	$ 1,133,441

Debt to Adjusted EBITDA
Total Long-Term Borrowings	$ 5,644,715	$ 6,347,460
Adjusted EBITDA	1,212,459	1,133,441
Debt to Adjusted EBITDA Ratio	4.7	5.6

Explanatory Notes to the Non-GAAP Schedules
Increased amortization of acquisition related customer relationship intangible assets and depreciation of property and equipment resulting from the Transaction - adjustment to eliminate the increased amortization and depreciation above historical levels resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel.
Shared-based compensation - adjustment to eliminate non-cash compensation expense related to the company’s issuances of stock options, restricted stock units, performance stock units and other share-based units, excluding the expense related to the modification of missed year options in connection with the initial public offering which are included in the Initial public offering and related expenses adjustment noted below. See Note 9 to the Condensed Consolidated Financial Statements contained in the company’s Form 10-Q filing.
Effect of currency translation - adjustment to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis.
Severance and other charges - adjustment to eliminate severance expenses and other costs incurred in the applicable period such as costs incurred to start-up our Business Service Center in Nashville, TN and other transformational / organizational streamlining initiatives that are not indicative of our ongoing operational performance.
Effects of acquisitions and divestitures - adjustment to eliminate the impact that acquisitions and divestitures had on the comparative periods by only presenting the acquired or divested businesses for the same periods of time in each period of the comparison.
Branding - adjustment to eliminate the expenses incurred in the period for the Aramark rebranding, such as costs related to the logo redesign, painting of trucks, changing signage, advertising, etc.
Initial public offering and related expenses - adjustment to eliminate non-cash compensation expense ($36.9 million) related to the modification of missed year options in connection with the initial public offering, bonuses paid ($4.3 million) to select senior management individuals related to the successful completion of the initial public offering and other costs attributable to the completion of the initial public offering.
Gains, losses and settlements impacting comparability - adjustment to eliminate certain transactions that are not indicative of our ongoing operational performance such as the loss on the McKinley Chalet divestiture ($6.7 million in fiscal 2014), insurance reserve adjustments due to favorable claims experience ($3.9 million in fiscal 2014 and $1.7 million in fiscal 2013) and gas and diesel contract settlements ($0.3 million gain in fiscal 2014 and $0.2 million loss in fiscal 2013).

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “outlook,” “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “look to” and other words and terms of similar meaning or the negative versions of such words.
Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; changes in, new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; potential conflicts of interest between certain of our controlling shareholders and us; and other factors set forth under the headings “Risk Factors,” “Business - Legal Proceedings” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections in our prospectus dated December 11, 2013, filed with the SEC pursuant to Rule 424(b) of the Securities Act on December 12, 2013, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting Aramark’s investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.